Exhibit 10.1

AGREEMENT

This Agreement amends the agreement between Riddell, Inc. (the “Company”) and Eric Brenk (“Executive”) captioned “Employment Agreement” and dated as of May 4, 2004 (the “Employment Agreement”). All capitalized terms used in this Agreement shall have the meaning ascribed to them in the Employment Agreement, unless otherwise expressly provided herein.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Section 1 of the Employment Agreement is amended by extending the Expiration Date from May 4, 2005 to December 31, 2005.

2.	Section 2(a) of the Employment Agreement is amended by adding the following sentence at the end of this Section: “Notwithstanding anything to the contrary contained in this Agreement, however, during the period from May 4, 2005 through December 31, 2005 (the “Extension Period”), Executive shall serve as Chief Operating Officer of Riddell Sports Group Inc. (“RSG, Inc.”), a position he has held since May 4, 2005, and of Riddell Bell Holdings, Inc. (“RB Holdings”), a position he has held since February of 2005, and in those positions the Executive shall have such reporting relationships during the Extension Period as the Company shall designate from time to time.”

3.	Section 3 of the Employment Agreement is amended by adding the following sentence to the end of the current provision: “From October 1 through December 1, 2005, Executive shall be permitted to work a reasonable number of days from his residence in San Diego, California; provided, however, that the resulting absence from Company facilities does not unreasonably interfere with Executive’s fulfillment of his employment duties.”

4.	Section 5(a) of the Employment Agreement is amended to read as follows:

(a) Bonus.

(i)	If Executive continues in the employ of the Company through May 4, 2005, then Executive shall receive a cash incentive payment of $250,000, payable on or before May 31, 2005.

(ii)

If Executive is still employed on the Expiration Date, then, in addition to the case incentive payment described in clause (i) directly above, Executive shall receive a bonus with a target equal to the product of $250,000 multiplied by a fraction, the numerator of which is the number of days during the period from May 5, 2005 through December 31, 2005 and the denominator of which is 365, but with the actual amount of such bonus being determined by the Company based on the following formula: Fifty percent (50%) shall be based on the performance of RSG, Inc. against its target EBITDA and fifty percent (50%), on the achievement of specific goals and objectives established by RSG, Inc.

Those specific goals and objectives will be evaluated by comparing the actual savings achieved in 2005 against the projection for total forecasted savings to be achieved in 2005 as outlined in the BRG Operations Team Update presented to the Board of Directors on February 17, 2005 and summarized as follows:

Sourcing:	$886,000
Logistics:	$820,000
Facilities:	$1,144,000

Total:	$2,850,000

5.	Section 5(b) is hereby amended by substituting “May 4, 2005” for “the Expiration Date” at the end of the provision and by adding the following sentences thereafter: “The Company shall give Executive notice, on or before May 31, 2005, of the number of the Class B Units granted to him hereunder which were vested, and those which remained unvested, as of May 4, 2005.”

6.	Section 6(b) of the Employment Agreement is hereby amended by adding the following between the first and second sentences of the original provision: “Notwithstanding anything to the contrary contained in the immediately preceding sentence or the policies or practices of the Company, as in effect from time to time, Executive shall be entitled to carry forward one week (five business days) of vacation from May 4, 2005 and to earn an additional three weeks (fifteen business days) of vacation during the period from May 5, 2005 through the Expiration Date.”

7.	Section 9(b) of the Employment Agreement is hereby amended by deleting the word ‘and’ between clause (D) and clause (E) thereof and by adding the following to the end of the provision: “and (F), in the event that Executive’s employment ends on the Expiration Date as a result of the expiration of the term hereof, salary continuation at Executive’s final base rate of pay for the period of six months following the Expiration Date, payable at the Company’s regular paydays for its executives, beginning with the first regular payday following the effective date of the release of claims set forth in Exhibit C hereof, but with the first payment retroactive to January 1, 2006.

8.	Except as expressly modified herein, the Employment Agreement, and all of its terms and provisions, shall remain unchanged and in full force and effect. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

[Signature page immediately follows]

Intending to be legally bound, the parties have signed this Agreement, to take effect on the date on which it is signed by the second of the parties.

THE EXECUTIVE:

Signature:	/s/ Eric Brenk
Eric Brenk

Date:	5/31/05

THE COMPANY: RIDDELL, INC.

By:	/s/ Mark Genender

Title:	Vice President

Date:	6/1/05

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